Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

JEFFERIES FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

New York	13-2615557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue

New York, New York 10022

(212) 460-1900

(Address of Principal Executive Offices, including Zip Code)

JEFFERIES FINANCIAL GROUP INC.

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN (HOMEFED)

JEFFERIES FINANCIAL GROUP INC. 2017 RSU OPPORTUNITY PLAN (HOMEFED)

(Full title of the plan)

Michael J. Sharp

Executive Vice President and General Counsel

Jefferies Financial Group Inc.

520 Madison Avenue

New York, New York 10022

(212) 460-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(2)
Common Stock, par value $1.00 per share	457,000 shares (3)	$18.84	$8,609,880.00	$1,043.52

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the registrant’s Common Stock which become issuable under each of the Jefferies Financial Group Inc. Amended and Restated 1999 Stock Incentive Plan (HomeFed) (the “Incentive Plan”) and the Jefferies Financial Group Inc. 2017 RSU Opportunity Plan (HomeFed) (the “RSU Opportunity Plan”, and together with the Incentive Plan, each, a “Plan” and together, the “Plans”) by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)

The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee for shares reserved for future issuance under the Incentive Plan and the RSU Opportunity Plan. The computation is based upon of the average of the high and low prices of the registrant’s Common Stock reported in the consolidated reporting system on June 27, 2019 ($18.98 and $18.69, respectively).

(3)	The number of shares to be registered under the respective plans are as follows: Incentive Plan – 325,000, and RSU Opportunity Plan – 132,000.

JEFFERIES FINANCIAL GROUP INC.

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN (HOMEFED)

JEFFERIES FINANCIAL GROUP INC. 2017 RSU OPPORTUNITY PLAN (HOMEFED)

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $1.00 per share (the “Common Stock”), of Jefferies Financial Group Inc., a New York corporation (the “Registrant”), which may be issued pursuant to each of the (i) Incentive Plan and (ii) RSU Opportunity Plan. On July 1, 2019, the Board of Directors of the Registrant approved the assumption and amendment of each Plan, each of which was assumed by the Registrant in connection with the merger of HomeFed Corporation, a Delaware corporation, with and into a wholly owned subsidiary of the Registrant on July 1, 2019. Up to 325,000 shares of Common Stock are issuable pursuant to outstanding stock options to purchase Common Stock or other unvested awards granted under the Incentive Plan, and up to 132,000 shares of Common Stock issuable pursuant to the RSU Opportunity Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees participating in each Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed with the SEC, are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s Transition Report on Form 10-K for the transition period from January 1, 2018 to November 30, 2018, filed on January 29, 2019, as amended by that certain Amendment No.  1 on Form 10-K/A, filed on March 28, 2019.

(b)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the end of the fiscal year covered by the annual report referred to in (a)  above, including the Registrant’s Current Reports on Form 8-K, filed on February  1, 2019, February 12, 2019, March  29, 2019, April 15, 2019, April  29, 2019, and May 3, 2019, and its Quarterly Report on Form 10-Q for the first fiscal quarter of 2019 ended on February 29, 2019, filed on April 9, 2019.

(c)

The description of our common shares, which is contained under the caption “Description of Jefferies Capital Stock” in our Registration Statement on Form S-4/A (No. 333-231306) as filed with the SEC on May 17, 2019, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment (other than information contained in documents that are deemed furnished and not filed) which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

The documents incorporated by reference herein contain or will contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Jefferies Financial Group Inc. (the “Company”), a New York corporation, is empowered by Sections 721-726 of the NYBCL, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation or by-laws.

The Company’s amended and restated by-laws require that, to the full extent permitted and in the manner required by the laws of the State of New York, will (i) indemnify any person (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of the Company to procure a judgment in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity and (ii) provide to any such person (and their heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 725(a) of the NYBCL.

The foregoing is only a general summary of certain aspects of New York law and the Company’s by-laws dealing with indemnification of directors and officers.

See also the undertakings set forth in response to Item 9 hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as a part hereof, and incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

4.1	Restated Certificate of Incorporation of Jefferies Financial Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on August 1, 2018)

4.2	Amended and Restated By-Laws of Jefferies Financial Group (effective May 23, 2018) (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on August 1, 2018)

5.1	Opinion of Weil Gotshal & Manges LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pricewaterhouse Coopers LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Weil Gotshal & Manges LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

99.1	HomeFed Corporation Amended and Restated 1999 Stock Incentive Plan (as amended, the “Jefferies Financial Group Inc. Amended and Restated 1999 Stock Incentive Plan (HomeFed)”)

99.2	Amendment to HomeFed Corporation Amended and Restated 1999 Stock Incentive Plan

99.3	Form of Grant of Non-Qualified Stock Option to Key Employees and Affiliated Participants

99.4	HomeFed Corporation 2017 RSU Opportunity Plan (as amended, the “Jefferies Financial Group Inc. 2017 RSU Opportunity Plan (HomeFed)”)

99.5	Amendment to HomeFed Corporation 2017 RSU Opportunity Plan

99.6	Form of RSU Opportunity Notice

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 3, 2019.

JEFFERIES FINANCIAL GROUP INC.

By:
/s/ Teresa S. Gendron
Teresa S. Gendron
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

* Joseph S. Steinberg	Chairman of the Board	July 3, 2019

* Richard B. Handler	Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2019

* Brian P. Friedman	President and Director	July 3, 2019

/s/ Teresa S. Gendron Teresa S. Gendron	Vice President and Chief Financial Officer (Principal Financial Officer)	July 3, 2019

/s/ John M. Dalton John M. Dalton	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 3, 2019

* Linda L. Adamany	Director	July 3, 2019

* Barry J. Alperin	Director	July 3, 2019

* Robert D. Beyer	Director	July 3, 2019

* Francisco L. Borges	Director	July 3, 2019

* MaryAnne Gilmartin	Director	July 3, 2019

* Robert E. Joyal	Director	July 3, 2019

* Jacob M. Katz	Director	July 3, 2019

* Michael T. O’Kane	Director	July 3, 2019

* Stuart H. Reese	Director	July 3, 2019

*By:	/s/ Teresa S. Gendron
Teresa S. Gendron
as Attorney-in-Fact